Exhibit 99

CONTACT:
Karen Knight
Unisyn Voting Solutions
760-734-3233
mktg@unisynvoting.com

UNISYN VOTING SOLUTIONS OPENELECT ® Suite of Digital Optical Scan Products Receive 2005 VVSG Certification from the U. S. Election Assistance Commission

San Diego, CA – January 13, 2010 –Unisyn Voting Solutions® (the “Company” or “Unisyn”) has announced ground-breaking news for election officials and voters alike. The Company’s OpenElect® suite of digital optical scan election products today became the first to receive 2005 Voluntary Voting System Guidelines (VVSG) Certification from the U. S. Election Assistance Commission (EAC).

“We are extremely proud of our achievement of having the first digital optical scanning system to be certified to the 2005 standards. We have embraced the changes requested by the voting community and designed a solution that is auditable, scalable, secure and transparent,” said Jeff Johnson, President of Unisyn. “We departed from the legacy software that is used by virtually every other voting product provider in the country and pioneered the digital scan voting system built with Java on a streamlined and hardened Linux platform. Our investment has resulted in a positive benefit for election officials and voters alike,” Johnson added.

Prior to receiving certification, Unisyn went through an extensive testing and review process that included the completion of a detailed application, using an EAC-accredited laboratory for system testing, and technical analysis of the laboratory test report by the EAC. Unisyn used Wyle of Huntsville, Alabama, to test both hardware and software to the EAC standards. The Company will make public the final reports and results from Wyle as part of its transparent review process.

“We believe that the impact of Unisyn’s OpenElect products and services will revolutionize the way elections are managed in both the public and private sectors,” said Ray Ortiz, Sales Manager for Unisyn.

Unisyn’s corporate heritage allows the Company to leverage a wealth of experience in providing solution-based and user-responsive, high-availability systems with proven longevity, security and accountability. Specializing in unique customized programs and implementation of products, Unisyn can design around the individual needs of election jurisdictions. Using transparent source code, and featuring easy recount and audit capabilities, OpenElect products include robust American Disabilities Act (ADA) compliant functionality; the ability to accommodate non-geographical support for early voters; and a digital optical scan voting unit that is designed to read all ballots in a jurisdiction’s central tabulation operation.

Unisyn’s OpenElect suite of products include: OpenElect Voting Optical Scan (OVO) OpenElect Optical Voting Interface (OVI), OpenElect Central Scan (OVCS) and the OpenElect Central Suite (OCS). Both the OVO and OVI include additional patent-pending features. Complete product offerings are available for review at http://www.unisynvoting.com.

About Unisyn Voting Solutions, Inc.

Unisyn Voting Solutions, Inc. is dedicated to helping government institutions and private entities optimize their election programs and provide best-in-class service. Our innovative approach enables us to deliver election systems and products that are secure, auditable, flexible, and provide transparency. Unisyn is the only Company to obtain 2005 VVSG Certification from the HAVA guidelines set forth by the U. S. Election Assistance Commission for a digital optical scan voting system, built on a Java and hardened Linux platform. Unisyn makes code available for review by trusted election officials as part of a procurement process. As a wholly-owned subsidiary of International Lottery & Totalizator Systems, Inc., the Company designed the InkaVote Plus precinct ballot counter (PBC) which is currently used in Los Angeles, California, and Jackson County, Missouri. For more information, please visit: http://www.unisynvoting.com, Email: mktg@unisynvoting.com or Call 760-734-3233.

This press release includes forward−looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This Act provides a "safe harbor" for forward−looking statements to encourage companies to provide prospective information about themselves so long as they identify these statements as forward looking and provide meaningful cautionary statements identifying important factors that could cause actual results to differ from the projected results.  All statements other than statements of historical fact, including statements regarding industry prospects and future results of operations or financial position, made in this press release are forward−looking.  We use words such as "anticipate," "believe," "expect," “future," "intend" and similar expressions to identify forward−looking statements.  Forward−looking statements reflect management's current expectations, plans or projections and are inherently uncertain. Our actual results may differ significantly from management's expectations, plans or projections.  Readers are cautioned not to place undue reliance on these forward−looking statements, which speak only as of the date hereof.  We undertake no obligation to publicly release any revisions to these forward−looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.  Readers are urged, however, to review the factors set forth in reports that we file from time to time with the Securities and Exchange Commission.